SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             December 11, 1998
              ________________________________________________
              Date of Report (Date of Earliest Event Reported)


                        New England Electric System
              ________________________________________________
              (Exact Name of Registrant as Specified in Charter)


        Massachusetts             1-3446            04-1663060
  _____________________        ___________        _____________
(State or Other Jurisdiction   (Commission        (IRS Employer
 of Incorporation)             File Number)       Identification No.)


                                25 Research Drive
                        Westborough, Massachusetts 01582
            ___________________________________________________
           (Address of Principal Executive Offices and Zip Code)

                               (508) 389-2000
            ___________________________________________________
            (Registrant's Telephone Number, Including Area Code)


                                    N/A
          ________________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)



 ITEM 5.  OTHER EVENTS.

      On December 11, 1998, New England Electric System, a Massachusetts business trust, (the "Company"), The National Grid Group plc, a public limited company incorporated under the laws of England and Wales with registration number 2367004 ("National Grid") and Iosta LLC, a Massachusetts limited liability company which is directly and indirectly wholly owned by National Grid ("Iosta"), entered into an Agreement and Plan of Merger, dated as of December 11, 1998 (the "Merger Agreement"), providing for a merger transaction among the Company, National Grid and Iosta. The Merger Agreement and the press release issued in connection therewith are filed herewith as Exhibits 10 (mm) and 99, respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

      Pursuant to the Merger Agreement, Iosta will merge with and into the Company (the "Merger"), with the Company being the surviving entity and becoming a wholly-owned subsidiary of National Grid (the "Surviving Entity"). The Merger, which was unanimously approved by the boards of directors of each of the Company, National Grid and Iosta, is expected to occur shortly after all of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals, are met or waived. The Company anticipates that the Merger can be consummated in early 2000.

      Under the terms of the Merger Agreement, each outstanding share of the Company's common stock, $1.00 par value per share (the "Company Common Stock"), other than shares, if any, owned by the Company as treasury shares (except those treasury shares which are held pursuant to the Company's Rabbi Trust), National Grid, Iosta or any other wholly-owned subsidiary of National Grid, will be converted into the right to receive $53.75 in cash, as may be adjusted (the "Merger Consideration"). Such adjustment will occur if the Closing Date does not occur on or prior to the date that is the six month anniversary of the date on which the Company Shareholders' Approval is attained (the "Adjustment Date") then the per share amount shall be increased by $.003288 each day up to a maximum adjustment of $0.60 per share, for a total of $54.35 per share.

      The Board of Directors of the Company has received an opinion from its investment banker, Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the effect that, as of the date of the Merger Agreement, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to holders of Company Common Stock.

      The Merger is subject to certain customary closing conditions, including, without limitation, the receipt of the required approval of the Company's shareholders, the receipt of the required approval of National Grid's shareholders, and the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including the consent or approval of certain state utility regulators, the approval of the Federal Energy Regulatory Commission ("FERC"), the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), the approval of the Nuclear Regulatory Commission, the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting period thereunder, and the filing of the requisite notification under the Exon-Florio Provisions of the Omnibus Trade and Competitiveness Act of 1988, and the termination of the review and investigation with no action taken by the President thereunder. A meeting of the Company's shareholders to vote upon the Merger will be convened as soon as practicable and is expected to be held in the first quarter of 1999. A meeting of National Grid's shareholders to vote upon the Merger will be convened as soon as practicable and is expected to be held in the first quarter of 1999.

      The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, except as required by the terms of the Company's Settlement Agreements with FERC and certain state utility regulators, the Company must carry on its business in the ordinary course consistent with past practice, comply with all laws and preserve intact its goodwill. The Company is permitted to declare and pay its regular quarterly dividends. The Merger Agreement contains certain restrictions on the Company including limitations on, or procedures for: issuance of securities, termination or failure to renew material contracts, amendments to the Company's Declaration of Trust or similar governing documents of the Company's Subsidiaries, capital expenditures, acquisitions, dispositions, incurrence of indebtedness, modification of employee compensation and benefits, rate matters, changes in accounting policies and discharge of liabilities. (See Article VI of the Merger Agreement.)

      The Merger Agreement prevents the Company and its subsidiaries from knowingly initiating, soliciting or encouraging, directly or indirectly, any inquiry or proposal or offer, or engaging in negotiations with, or providing confidential information to any third party relating to a business combination proposal, and requires the Company to terminate immediately any existing discussions or negotiations and notify National Grid of any such inquiries relating to a business combination proposal, unless prior to the Company shareholder approval: (i) the Company's Board determines, in good faith based upon the advice of its outside legal counsel with respect to the Board's fiduciary duties, that taking such action is necessary for the Board to act in a manner consistent with its fiduciary duties under applicable law; (ii) the Company's Board reasonably concludes, in good faith after consultation with its financial advisors, that (A) the party making such proposal has adequate financing sources and
 (B) such proposal is likely to be more favorable to stockholders of the Company than the Merger (a "Superior Proposal"); (iii) prior to furnishing nonpublic information or entering into negotiations, the Company notifies National Grid in writing of such furnishing of information or negotiations (identifying the party making the proposal and the material terms of such proposal) and enters into a confidentiality agreement with such third party; and (iv) the Company keeps National Grid promptly informed of the status and all material information with respect to such discussions or negotiations. The Company may terminate the Merger Agreement to accept a Superior Proposal (in which case, the termination fee provision described below would be applicable). However, before so terminating, the Company must negotiate with National Grid to adjust the Merger Agreement so as to enable the parties to proceed with the adjusted Merger Agreement, and the Company's Board must determine that, based on advice of counsel with respect to the Board's fiduciary duties and notwithstanding a binding commitment to consummate the Merger Agreement and notwithstanding all concessions that may be offered by National Grid in further negotiations with the Company, the Superior Proposal is more favorable to the Company's
 shareholders than the Merger.   (See Section 7.08 and Article IX of the
 Merger Agreement.)

      The Company CEO and one outside director of the Company's Board of Directors, mutually determined by National Grid and the Company, will be appointed to the Board of Directors of National Grid. In addition, the Surviving Entity will have an advisory board, with eleven members from the Company's Board immediately prior to the Closing, that will advise the Surviving Entity with respect to general business, among other things. The Merger Agreement provides that, after the effectiveness of the Merger (the "Effective Time"), the headquarters of the Surviving Entity will be in Massachusetts, and utility operations offices will remain in Massachusetts, New Hampshire and Rhode Island. (See Section 7.07 of the Merger Agreement.)

      The Merger Agreement may be terminated under certain circumstances, including: (i) by mutual written agreement of the boards of directors of the parties; (ii) by either party if the Merger has not been effected by the date nine months from the receipt of the Company shareholder approval (the "Initial Termination Date"), provided that if the parties are otherwise ready to close, but certain statutory approvals are not yet obtained, the Initial Termination date will be extended to the date fifteen months from the receipt of the Company shareholder' approval (the "Extended Termination Date"), and provided further that if on the Initial or Extended Termination Date, a "Financial Disruption" exists, then the Company will have the right, but not the obligation, to extend such Termination Date six months beyond such Termination Date (a "Financial Disruption" means any significant disruption in the financial or capital markets which makes it impracticable for a company having financial characteristics similar to those of National Grid as of the date of the Merger Agreement to finance a transaction of the size and nature as that contemplated under the Merger Agreement on commercially reasonable financing terms that are available as of the date of such financing); and (iii) by either party if: (A) the Company shareholder approval or the National Grid shareholder approval has not been obtained; or (B) any law, rule or regulation is adopted which makes the Merger illegal or any final order or injunction permanently prohibits the Merger. In addition, the Company may terminate the Merger
 Agreement: (i) under certain circumstances, in order to accept a Superior Proposal (subject to the limitations and procedures described above and to payment of the termination fee described below); (ii) if there has been a material breach of certain of National Grid's representations and warranties or a failure by National Grid to perform and comply with its covenants under the Merger Agreement and such breach or failure has not been cured; (iii) if National Grid fails to deliver the merger consideration at a time when all conditions to National Grid's obligation to close have been satisfied or waived, and such failure is as a result of Financial Disruption; and (iv) if the Board of National Grid withdraws or modifies its approval of the merger or its recommendation to its shareholders. National Grid may terminate the Merger Agreement if: (i) the Board of the Company approves, recommends or takes no position with respect to an alternative business combination proposal; (ii) twelve months after the Company Shareholders' Approval is obtained, the order of the SEC approving the Merger under the 1935 Act has not been issued, and National Grid certifies to the Company that it reasonably believes that the SEC will not issue an order that would comply with the requirements of the regulatory condition; (iii) the Board of the Company withdraws or modifies its approval of the merger or its recommendation to its shareholders; and
 (iv) there has been a material breach of the Company's representations and warranties or a failure by the Company to perform and comply with its covenants under the Merger Agreement and such breach or failure has not been cured. (See Articles VIII and IX of the Merger Agreement.)

      National Grid will pay the Company a termination fee of: (i) $100 million if the Company terminates the Merger Agreement because National Grid was unable to pay the merger consideration, at a time when all of the National Grid's closing conditions were met or waived, because of a Financial Disruption; (ii) $75 million plus up to $10 million for documented out-of-pocket expenses if National Grid terminates after the twelve month anniversary of the Company's shareholder approval because an order from the SEC approving the Merger has not been issued, and National Grid certifies to the Company that it reasonably believes that the SEC will not issue an order that would comply with the requirements of the regulatory condition; and (iii) documented out-of-pocket expenses up to $10 million if the Company terminates because of National Grid's (A) material breach of its representations and warranties, (B) failure to perform and comply with its covenants under the Merger Agreement or (C) failure to
 obtain its shareholder vote.   (See Articles VIII and IX of the Merger
 Agreement.)

      The Company will pay National Grid a termination fee of (i) $100 million plus up to $10 million for documented out-of-pocket expenses if the Company terminates the Merger Agreement because the Company became the target of a third party alternative proposal, and the Company's Board determined in good faith based upon the advice of outside counsel with respect to the Board's fiduciary duties, that termination was necessary for the Board to act consistently with its fiduciary duties under applicable law; (ii) $100 million plus up to $10 million for documented out-of-pocket expenses if, at a time when an alternative business proposal is pending, National Grid terminates the Merger Agreement because: (A) the Company has materially breached its representations and warranties or has failed to materially perform and comply with its covenants under the Merger Agreement, (B) the Company shareholder approval was not obtained, or (C) the Company terminates the Merger Agreement because the Closing has not occurred by the termination date, provided, that in the case of (A), (B) or
 (C), the Company enters into a merger or acquisition agreement with the party offering such alternative proposal within two years of such termination; and (iii) documented out-of-pocket expenses up to $10 million if National Grid terminates at a time when no alternative business proposal was outstanding because of the Company's (A) material breach of its representations and warranties, (B) failure to perform and comply with its covenants under the Merger Agreement or (C) failure to obtain its
 shareholder vote.   (See Article IX of the Merger Agreement.)

      If the Merger Agreement is terminated because either party's Board has withdrawn or changed its recommendation with respect to the Merger prior to such party's shareholder meeting, then the other party must pay a $100 million termination fee plus documented out-of-pocket expenses up to
 $10 million.   (See Article IX of the Merger Agreement.)


 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
 EXHIBITS.

      (c)  Exhibits.

      10(mm) Agreement and Plan of Merger, dated as of December 11, 1998, by and among The National Grid Group plc, Iosta LLC and New England Electric System.

      99       Press Release of New England Electric System issued December
               14, 1998.


                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  December 16, 1998
                                 NEW ENGLAND ELECTRIC SYSTEM


                                 By:  /s/ Michael E. Jesanis
                                      __________________________
                                      Michael E. Jesanis
                                      Senior Vice President and
                                      Chief Financial Officer



                               Exhibit Index

 Exhibit   Description

 10(mm) Agreement and Plan of Merger, dated as of December 11, 1998, among New England Electric System, The National Grid Group plc, and Iosta LLC.

 99        Press Release of New England Electric System issued December 14,
           1998.